                                                                    EXHIBIT 4.06

                         QUINTILES TRANSNATIONAL CORP.
  TERMS OF REGISTRATION RIGHTS GRANTED BY QUINTILES TO SHAREHOLDERS OF BUTLER

     7.2. Registration Rights.

          (a) As used in this Section 7.2, the following terms shall have the following respective meanings:

             (i) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

             (ii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

             (iii) "Holder" shall mean any Stockholder holding Registrable Securities;

             (iv) "Registrable Securities" shall mean the shares of Common Stock of the Purchaser issued to certain of the Stockholders pursuant to
        Section 1.1 above and the Plan of Merger;

             (v) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement;

             (vi) "Registration Expenses" shall mean expenses, except Selling Expenses, incurred by the Purchaser in complying with subsection (b) hereof, including without limitation with respect to registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Purchaser, and blue sky fees and expenses, in the event of the registration provided for in subsection
        (b) below;

             (vii) "Registration Statement" shall have the meaning set forth in subsection (b), below;

             (viii) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

             (ix) "Selling Expenses" shall mean all expenses except Registration Expenses, including, without limitation, all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any Holder and all fees and disbursements of counsel for any Holder; and

             (x) "Suspension Notice" shall have the meaning set forth in subsection (c)(i)(B), hereof.

          (b) Subject to Subsection (c) hereof, the Purchaser shall (i) use its best efforts to file by August 1, 1997 a registration statement under the Securities Act with respect to the Registrable Securities (the "Registration Statement"), and (ii) thereafter use best reasonable efforts to cause such Registration Statement to be declared effective by the Commission under the Securities Act.

          (c) Notwithstanding the foregoing, (i) the Purchaser [Quintiles] shall not be required to take any action with respect to the registration or declaration of effectiveness of the Registration Statement following notice to Holders (which shall be made to the Representative, and to each Stockholder as provided in Section 9.7) from the Purchaser (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that, for not less than two continuous periods of two weeks, ending not later than November 30, 1997, no Suspension Notice shall be issued or in effect with respect to the Registrable Securities); and

             (ii) upon receipt of a Suspension Notice from the Purchaser, the Holders will forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement until the Shareholders' receipt of copies of prospectus supplements or amendments prepared by or on behalf of the Purchaser, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by the Purchaser, the Holders will deliver to the Purchaser all copies in their possession of the prospectus covering such Registrable Securities current at the time of receipt of any Suspension Notice.

          (d)  Underwriting.  In the event that a registration pursuant to this
     Section 7.2 is for a registered public offering involving an underwriting, the Purchaser shall so advise the Holders. In such event, the right of the Holders to registration pursuant to this Section 7.2 shall be conditioned upon the Holders' participation in the underwriting arrangements required by this Section 7.2, and the inclusion of the Holders' Registrable Securities in the underwriting to the extent requested shall be limited as provided herein.

     The Purchaser (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Purchaser. Notwithstanding any other provision of this
Section 7.2, if the managing underwriter(s) advise(s) the Purchaser in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Purchaser shall so advise the Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders (and any other participants in such registration, including the Purchaser) thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders (and such other participants) at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration, and any such excluded shares will be otherwise included in the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Purchaser or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred
(100) shares.

     If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Purchaser and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          (e) Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to this Section 7.2 shall be borne by the Purchaser. Unless otherwise provided in this Section 7.2, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          (f) Registration Procedures. In the case of the registration, qualification or compliance effected by the Purchaser pursuant to this
     Section 7.2, the Purchaser will keep each Holder advised in writing as to the initiation and conduct of the registration, qualification and compliance and as to the completion thereof. The Purchaser shall use its best efforts to keep the Registration Statement effective for such period which the Purchaser shall determine in its reasonable discretion is not adverse to the best interests of the Purchaser; provided, however, that under no circumstances shall the Purchaser have any obligation to keep the Registration Statement effective after May 31, 1998.

          (g) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Purchaser such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Purchaser may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this
     Section 7.2. Each Holder shall notify the Purchaser as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Purchaser or of the occurrence of any event as a result of which any prospectus included in the Registration statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of Registrable Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to the Purchaser any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

        (h) Indemnification.

             (i) The Purchaser will, if securities of the Purchaser other than the Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Section 7.2, indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this Section 7.2 and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, qualification or compliance, and the Purchaser will reimburse each such Holder and each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Purchaser by an instrument duly executed by such Holder and stated to be specifically for use therein.

             (ii) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Section 7.2, indemnify the Purchaser, each of the Purchaser's directors and officers, each underwriter, if any, of the Purchaser's securities covered by such a registration statement, each person who controls the Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Purchaser by an instrument duly executed by such Holder and stated to be specifically for use therein.

          (i) Transfer of Registration Rights.  The registration rights in this
     Section 7.2 are not transferable by any Holder, except by law or upon the death or incompetence of such Holder.

          (j) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.2.

          (k) Standoff Agreement. Each Holder agrees, in connection with any public offering of the Purchaser's securities, that upon the request of the Purchaser or the underwriters managing an underwritten offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Purchaser or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided that the officers and directors of the Purchaser who own stock in the Purchaser also agree to such restrictions.